SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date  of  report  (Date  of  earliest  event  reported):  April  21,  2004


                            The Leather Factory, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


              1-12368                             75-2543540
     (Commission  File  Number)     (IRS  Employer  Identification  Number)


    3847 East Loop 820 South, Fort Worth, Texas          76119
     (Address of Principal Executive Offices)          (Zip Code)


                                 (817) 496-4414
              (Registrant's Telephone Number, Including Area Code)


  _____________________________________________________________________________
     (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

          (c)   Exhibits.

          99.1 Press release dated April 21, 2004, filed pursuant to Item 12 of this form.

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION

     The Registrant is furnishing the press release attached as Exhibit 99.1 announcing certain preliminary financial information for the first quarter of 2004. This press release was issued on April 21, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE  LEATHER  FACTORY,  INC.

Date:  April  27,  2004             BY:  /s/  Wray  Thompson
                                    Wray  Thompson,  Chairman  of  the  Board
                                      and  Chief  Executive  Officer

                                                                    EXHIBIT 99.1

        FOR IMMEDIATE RELEASE                              APRIL 21, 2004

      THE LEATHER FACTORY EXPECTS NET INCOME UP 25% FOR FIRST QUARTER 2004

FORT WORTH, TEXAS - The Leather Factory, Inc. (AMEX: TLF) announced today that it expects to report first quarter 2004 consolidated sales of approximately $12.2 million and net income of approximately $970,000 for the period. First quarter per share net income is anticipated to be $0.09 (diluted). These results reflect an estimated 25% growth in net income and other significant increases when compared with the first quarter of 2003.

The Leather Factory, Inc. pointed to the following factors as contributing to first quarter growth:

- The Tandy Leather operating segment (retail) experienced a 70% increase in sales over a year ago;

- Tandy Leather retail stores grew to 29 at the end of the quarter, up from 19 at March 31, 2003;

- Sales rose 3% at the Leather Factory operating segment (wholesale) over the first three months of 2003;

- Sales at the Roberts, Cushman operating segment were up 15% from the first quarter of 2003; and

- The Company repaid $525,000 of its bank debt, reducing the balance to $1.3 million at March 31.

All of the anticipated results described here are subject to completion of the quarterly review of our financial statements by the Company's auditors. The Company plans to outline its first quarter 2004 financial results in an announcement to be released before the market opens on Thursday, April 29, 2004. Wray Thompson, CEO, and Shannon Greene, CFO, will hold a conference call that afternoon. Call details will be announced shortly.

The Company's annual meeting of stockholders will be held at 10:00 am (Central) on Wednesday, May 26, 2004 in Arlington, Texas. Proxy materials are expected to be mailed to stockholders by Friday, April 23rd.

The Leather Factory, Inc., (http://www.leatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, shoe repair supplies, saddle and tack hardware, and do-it-yourself kits, and is a manufacturer and distributor of fancy hat trims, leather lacing and kits. The Company distributes its products as The Leather Factory through its warehouse distribution centers and as Tandy Leather Company through its retail stores (http://www.tandyleather.com). Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:  Wray Thompson, The Leather Factory, Inc.    (817) 496-4414
          Shannon Greene, The Leather Factory, Inc.   sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by The Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of The Leather Factory, Inc. to differ materially from management's current expectations. Many of these risks and uncertainties are detailed from time to time in TLF's reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.